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                                                                EXHIBIT 99(a)(5)

                           Offer to Purchase for Cash
                           All Shares of Common Stock
                                       of

                              David's Bridal, Inc.
                                       at

                              $20.00 Net Per Share
                                       by

                         Alpha Omega Acquisition, Inc.,
                          a wholly owned subsidiary of

                       The May Department Stores Company

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
                 NEW YORK CITY TIME, ON MONDAY, AUGUST 7, 2000,
                         UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration are an Offer to Purchase dated July 10, 2000 (the "Offer to Purchase"), and a related Letter of Transmittal in connection with the offer by Alpha Omega Acquisition, Inc., a Florida corporation ("Purchaser") and a wholly owned subsidiary of The May Department Stores Company, a Delaware corporation ("Parent"), to purchase all outstanding shares of Common Stock, par value $0.01 per share (the "Shares"), of David's Bridal, Inc., a Florida corporation (the "Company"), at a price of $20.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer").

     WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is invited to the following:

          1.  The tender price is $20.00 per Share, net to the seller in cash.

          2.  The Offer is being made for any and all outstanding Shares.

          3. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of July 3, 2000 (the "Merger Agreement"), among Parent, Purchaser and the Company. The Merger Agreement provides, among other things, that Purchaser will be merged with and into the Company (the "Merger") following the satisfaction or waiver of each of the conditions to the Merger set forth in the Merger Agreement.

          4. The Board of Directors of the Company (i) has determined that the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company and the shareholders of the Company, (ii) has approved and adopted the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement, and (iii) recommends that the Company's shareholders accept the Offer, tender their Shares pursuant to the terms of the Offer and approve and adopt the Merger Agreement and the Merger.
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          5.  The Offer and withdrawal rights will expire at 12:00 midnight, New
     York City time, on Monday, August 7, 2000, unless the Offer is extended.

          6. The Offer is conditioned upon, among other things, (i) shareholders owning at least a majority, on a fully diluted basis, of the then outstanding Shares, tendering and not properly withdrawing their Shares prior to the expiration of the Offer and (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder. The Offer is also subject to other conditions set forth in the Offer to Purchase. See the Introduction and Sections 1, 15 and 16 of the Offer to Purchase. The Offer is not conditioned upon Parent or Purchaser obtaining financing.

          7. Tendering shareholders will not be obligated to pay, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the sale and transfer of any Shares by Purchaser pursuant to the Offer.

     Payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) the certificates evidencing such Shares or confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (ii) a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantee or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal, and
(iii) any other documents required by the Letter of Transmittal.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions.

     YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                              DAVID'S BRIDAL, INC.
                                       BY
                         ALPHA OMEGA ACQUISITION, INC.,
                          A WHOLLY OWNED SUBSIDIARY OF
                       THE MAY DEPARTMENT STORES COMPANY

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated July 10, 2000, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by Alpha Omega Acquisition, Inc., a Florida corporation and a wholly owned subsidiary of The May Department Stores Company, a Delaware corporation, to purchase any and all outstanding shares of Common Stock, par value $0.01 per share (the "Shares"), of David's Bridal, Inc., a Florida corporation.

     This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to be Tendered*:
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                                                                          SHARES
Date:
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                                   SIGN HERE

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SIGNATURE(S)

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PLEASE TYPE OR PRINT NAME(S)

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PLEASE TYPE OR PRINT ADDRESS

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AREA CODE AND TELEPHONE NUMBER

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TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER

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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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